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                                                                      Exhibit 16
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                         Michael Johnson & Company, LLC
                             9175 East Kenyon Avenue
                                    Suite 100
                                Denver, CO 80237

March 18, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:     Military Resale Group, Inc.

Dear Sirs:

We have reviewed Item 4- Change in Registrant's Certifying Accountants, of the Form 8-K/A report dated February 20, 2003. We are in agreement with the statements presented therein so far as such statements pertain to Michael Johnson & Company, LLC.


Sincerely,

/s/ Michael Johnson & Company, LLC
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Michael Johnson & Company, LLC

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